UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2017

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective November 3, 2017, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”), completed its previously announced merger (the “Merger”) with Palm Beach Community Bank, a Florida corporation (“PBCB”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated May 4, 2017, by and among Seacoast, Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“Seacoast National”) and PBCB. At the effective time of the Merger (the “Effective Time”), PBCB merged with and into Seacoast National, with Seacoast National continuing as the surviving bank.

Pursuant to the Merger Agreement, each share of PBCB common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive (i) 0.9240 (the “Exchange Ratio”) of a share of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) and (ii) $6.26 in cash, or a total value of $28.57 per share of PBCB common stock. The resulting aggregate merger consideration paid by Seacoast was approximately $71.6 million. Each share of Seacoast common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

Immediately prior to the Merger, outstanding PBCB stock options were terminated and exchanged for an aggregate amount in cash, without interest, equal to the product of (i) the aggregate number of shares of PBCB common stock subject to such options immediately prior to their termination multiplied by (ii) the excess, if any, of the value of the merger consideration, over the exercise price per share of the options.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On November 3, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 4, 2017, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank and Palm Beach Community Bank (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on May 9, 2017).

99.1	Press Release dated November 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: November 7, 2017